A Nuclear Renaissance? Bernstein Alternative Energy Conference September 16, 2008 Tom O’Neill Vice President, New Plant Development Exelon Generation Exhibit 99.1

Forward-Looking Statements
This presentation includes forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties.  The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk
Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition
and Results of Operations and (c) ITEM 8. Financial Statements and
Supplementary Data: Note 19; (2) Exelon’s Second Quarter 2008 Quarterly Report
on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I,
Financial Information, ITEM 1. Financial Statements: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon
Corporation and Exelon Generation Company, LLC (Companies).  Readers are
cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation.  None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

It’s About the Economics
Uncertainties make cost confidence difficult
• Vendor estimates remain soft, fluid
• Designs not yet complete, some not certified
• Engineering/Procurement/Construction contract pricing
will include “fixed”, “firm”, and “target” categories
• Commercial risk-sharing provisions not yet established
• Commodity cost volatility continues
• Construction & regulatory schedules unproven in U.S.
• Financing/credit environment in flux
• Pending change in U.S. administration
Current industry overnight cost estimates range from
$2400/kw - $4500/kw … and rising

Time & Action Will Reduce Level of Uncertainty
Decision process is a series of decisions, not a single
commitment
– Decide to file a COLA
– Decide to procure long-lead materials
– Decide to build
• Individual milestones move the process forward in a more
manageable, deliberate way
A new administration will take office, and act on its
energy policy  providing clarification
The first movers will move  sharing lessons learned
Exelon has in place a quantitative risk assessment
process
• Comprehensive, balanced and integrated view of risks
• Risk mitigation strategies developed to address the critical risks

Exelon Takes a Long View of New Build
We do not expect to be a first mover
Our strategy is to preserve our options
• Phased project approach, with off-ramp options
Active participation in industry new build initiatives
Continue to advocate for sound public policy on
energy, including
• Adequate federal loan guarantee authority
• Effective market-based carbon policies
• Competitive power markets
• Long-term regulatory stability
• Integrated spent fuel management strategy

From a Long View, New Nuclear Looks Good
Despite capital cost, cost of electricity generated by new
nuclear can be competitive in nearly any likely scenario
• Brattle Group study for State of Connecticut:
Natural gas prices will continue to be volatile
Efficiency & renewables are necessary, but not sufficient
Carbon pricing will eventually be imposed
Nation must build new nuclear
But the first step is a high one
Nuclear SCPC
SCPC w/
CCS IGCC
IGCC w/
CCS Gas CC
Gas CC
w/ CCS
Capital Cost
($/kW)
4,038 2,214 4,037 2,567 3,387 869 1,558
Levelized Cost
($/MWh)
83.4 86.5 141.9 92.2 124.5 76 103.1
SCPC = supercritical pulverized coal; CCS = carbon capture & storage.  Assumes carbon control